                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.



         NAME OF SUBSIDIARY                                      PLACE OF INCORPORATION
         ------------------                                      ----------------------
         CB Transport, Inc.                                          Alabama
         Compass Bank                                                Alabama
         Compass Bancshares Insurance, Inc.                          Alabama
         Compass Brokerage, Inc.                                     Alabama
         Compass Capital Markets, Inc.                               Alabama
         Compass Fiduciary Services, Ltd., Inc.                      Alabama
         Compass Financial Corporation                               Alabama
         Compass Loan Holdings, Inc.                                 Alabama
         Compass Multistate Services Corporation                     Alabama
         Central Bank of the South                                   Alabama
         Compass Securities, Inc.                                    Alabama
         Central Land Holding Corporation                            Alabama
         Compass Investments, Inc.                                   Alabama
         Compass National Corporation                                Alabama
         Compass Texas Loan Holdings, Inc.                           Alabama
         Compass Underwriters, Inc.                                  Alabama
         Arizona Bank & Trust Company                                Arizona
         Arizona Financial Products, Inc.                            Arizona
         Arizona Kachina Holdings, Inc.                              Arizona
         Arizona Reconstruction Finance Company, Inc.                Arizona
         Founders Bancorp, Inc.                                      Arizona
         Compass Acquisition Corp.                                   Colorado
         Compass Merger, LLC                                         Colorado
         Empire/MB Land Company                                      Colorado
         Empire/MB Real Estate Corporation                           Colorado
         Empire Real Estate Services, LLC                            Colorado
         Empire/Title & Escrow Corporation                           Colorado
         Empire Title of Larimer County, LLC                         Colorado
         Empire Title Aurora, LLC                                    Colorado
         Empire Title Cherry Creek, LLC                              Colorado
         Empire Title Fort Collins, LLC                              Colorado
         Empire Title Northwest, LLC                                 Colorado
         Empire Title Southeast, LLC                                 Colorado
         MB Capital I                                                Colorado
         MegaBank Financial Corporation                              Colorado
         Albrecht & Assoc. of Delaware, Inc.                         Delaware
         Compass Auto Rec. Corp.                                     Delaware
         Compass Mortgage Corporation                                Delaware
         Compass Mortgage Financing, Inc.                            Delaware
         Compass Texas Acquisition Corp.                             Delaware
         Compass Bancshares Insurance Agency of Florida, Inc.        Florida
         ENB Properties, Inc.                                        Florida
         Western Bancshares of Albuquerque, Inc.                     New Mexico
         Western Hot Air Balloon, Inc.                               New Mexico
         Hartland Building Corporation                               Texas
         P.I. Holdings No. 1, Inc.                                   Texas
         River Oaks Bank Building, Inc.                              Texas
         River Oaks Securities, Inc.                                 Texas
         River Oaks Trust Corporation                                Texas